SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 21, 2001

THE KUSHNER-LOCKE COMPANY

(Exact name of registrant as specified in its charter)

California	0-17295	95-4079057

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Boulevard, 21st Floor Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 481-2000
(Registrant’s telephone number, including area code)

Item 3. Bankruptcy or Receivership.
Item 5. Other Events.
SIGNATURE

Item 3. Bankruptcy or Receivership.

     On November 21, 2001, The Kushner-Locke Company, a California corporation (the “Registrant”) and certain of its wholly-owned subsidiaries (collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. The petitions were filed in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the “Chapter 11 cases”). The Chapter 11 cases have been consolidated and will be jointly administered under Case No. [LA01-44828-SB].

     No trustee, receiver, fiscal agent or similar officer has been appointed with regard to the Debtors, which continue to operate as debtors in possession under the Bankruptcy Code, subject to supervision and orders of the Bankruptcy Court.

Item 5. Other Events.

     On November 20, 2001, the Registrant entered into a Services and Accounts Receivable Agreement (the “BL Distribution Agreement”) with BL Distribution Corp., a wholly-owned subsidiary of Artisan Home Entertainment Inc. (“BL Distribution”), and a Services and Accounts Receivable Agreement (the “Lions Gate Agreement”) with Lions Gate Entertainment, Corp. (“Lions Gate”).

     The BL Distribution Agreement

     Under the terms of the BL Distribution Agreement, the Registrant engages BL Distribution on an exclusive basis in the United States and Canada, and on a non-exclusive basis in Bermuda (collectively, the “BL Distribution Territory”), to, among other things, license, distribute, perform fulfillment services, collect accounts receivable and act as sales agent on behalf of the Registrant with respect to the Registrant’s products in its film and television library (excluding certain film and television properties) (collectively, “Registrant’s Film Library”). The Registrant agreed to pay BL Distribution up to 15% of the proceeds (plus out of pocket expenses, subject to certain limitations) resulting from BL Distribution’s performance of its services under the BL Distribution Agreement. The term of the BL Distribution Agreement is ten years, beginning upon satisfaction of the conditions precedent to the parties obligations, which include, among other things, the approval of the Registrant’s lender and the Bankruptcy Court overseeing the Registrant’s petition for reorganization under Chapter 11 of the United States Bankruptcy Code.

     If BL Distribution fails to collect at least three million dollars through licensing of products in the Registrant’s Film Library (“License Proceeds”) during the first twenty-four months of the term of the BL Distribution Agreement, or thereafter fails to collect three million dollars in License Proceeds during any of the succeeding twelve month periods, the Registrant has the right to terminate the BL Distribution Agreement.

     In the event BL Distribution pays the Registrant at least $27,200,000 in License Proceeds during the term of the agreement, the Registrant agreed to grant all of its right, title and interest in and to the Registrant’s Film Library (excluding certain specified film and television properties) in the BL Distribution Territory to BL Distribution.

     The Registrant agreed that during the first two years of the term of the BL Distribution Agreement, it will not implement a sale of the Registrant and/or substantially all of the Registrant’s assets (a “Sales Transaction”), unless the buyer expressly assumes the Registrant’s agreements and obligations under the BL Distribution Agreement. If a Sales Transaction occurs after the first two years of the term of the BL Distribution Agreement, the Registrant may terminate the BL Distribution Agreement, subject to certain limitations and a payment to BL Distribution of a percentage of the amount received by the Registrant pursuant to such Sales Transaction.

     The consummation of the transactions contemplated by the BL Distribution Agreement is subject to the approval of the Bankruptcy Court overseeing the Registrant’s petition for reorganization under Chapter 11 of the United States Bankruptcy Code.

     The Lions Gate Agreement

     Under the terms of the Lions Gate Agreement, the Registrant engages Lions Gate on an exclusive basis in all territories in the world, excluding the United States and Canada, and on a non-exclusive basis in Bermuda (collectively, the “Lions Gate Territory”), to, among other things, license and collect accounts receivable on the Registrant’s behalf as its sales agent with respect to products in the Registrant’s Film Library (excluding certain film and television properties). As compensation for its services, Lions Gate receives 15% of the amount it collects under certain of the Company’s existing accounts receivable and 20% of License Proceeds (plus out of pocket expenses, subject to certain limitations). The term of the Lions Gate Agreement is ten years, beginning upon satisfaction of the conditions precedent to the parties obligations, which include, among other things, the approval of the Bankruptcy Court overseeing the Registrant’s petition for reorganization under Chapter 11 of the United States Bankruptcy Code.

     If Lions Gate fails to collect at least four million dollars in License Proceeds during the first 24 months of the term of the Lions Gate Agreement, or thereafter fails to collect four million dollars in License Proceeds during any of the succeeding twelve month periods, the Registrant has the right to terminate the Lions Gate Agreement.

     In the event Lions Gate pays the Registrant at least $40,800,000 in License Proceeds during the term of the agreement, the Registrant agreed to grant all of its right,

title and interest in and to the Registrant’s Film Library (excluding certain specified film and television properties) in the Lions Gate Territory to Lions Gate.

     The Registrant agreed that during the first two years of the term of the Lions Gate Agreement, it will not implement a Sales Transaction unless the buyer expressly assumes the Registrant’s agreements and obligations under the Lions Gate Agreement. If a Sales Transaction occurs after the first two years of the term of the Lions Gate Agreement, the Registrant may terminate the Lions Gate Agreement, subject to certain limitations and a payment to Lions Gate of a percentage of the amount received by the Registrant pursuant to such Sales Transaction.

     The consummation of the transactions contemplated by the Lions Gate Agreement is subject to, among other things, the approval of the Bankruptcy Court overseeing the Registrant’s petition for reorganization under Chapter 11 of the United States Bankruptcy Code.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KUSHNER-LOCKE COMPANY

By:	/s/ DONALD KUSHNER

Donald Kushner Co-Chairman of the Board and Co-Chief Executive Officer

Dated: November 21, 2001